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                                                                    EXHIBIT 23



                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-97618) of Total Renal Care Holdings, Inc. of our report dated June 18, 1999 relating to the financial statements of the Total Renal Care, Inc. Retirement Savings Plan, which appears in this Form 11-K.



PricewaterhouseCoopers LLP
Hartford, Connecticut
June 25, 1999